UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 9, 2019
Progress Software Corporation
(Exact name of registrant as specified in its charter)
Commission file number: 0-19417

Delaware	04-2746201
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)
14 Oak Park
Bedford, Massachusetts 01730
(Address of principal executive offices, including zip code)
(781) 280-4000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.         Submission of Matters to a Vote of Security Holders
On May 9, 2019, at the 2019 Annual Meeting of Stockholders of Progress Software Corporation (the "Company"), the Company’s stockholders voted on the following three matters and cast their votes as described below:

(1)	The election of eight members to the Board of Directors of the Company to serve until the Company’s 2020 Annual Meeting of Stockholders;

(2)	The approval, on an advisory basis, of the compensation of the Company’s named executive officers for the fiscal year ended November 30, 2018; and

(3)	The ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2019.
The following is a summary of the voting results for each matter presented to the stockholders:
Proposal 1 - Election of Directors:

	Total Vote For Each Director	Total Vote Withheld From Each Director	Broker Non-Votes
Paul T. Dacier	36,669,565	13,479	3,929,859
John R. Egan	36,605,330	77,714	3,929,859
Rainer Gawlick	36,606,115	76,929	3,929,859
Yogesh Gupta	36,594,287	88,757	3,929,859
Charles F. Kane	36,364,557	318,487	3,929,859
Samskriti Y. King	36,671,771	11,273	3,929,859
David A. Krall	36,239,588	443,456	3,929,859
Angela T. Tucci	36,603,545	79,499	3,929,859

Proposal 2 - Approval, on an advisory basis, of the compensation of the Company’s named executive officers for the fiscal year ended November 30, 2018:

For	Against	Abstain	Broker Non-Votes
35,466,766	1,209,527	6,751	3,929,859

Proposal 3 - The ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2019:

For	Against	Abstain
39,182,820	1,421,849	8,234

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2019	Progress Software Corporation
	By:	/s/ Stephen H. Faberman
Stephen H. Faberman
Chief Legal Officer